EXHIBIT 10.1

INTELLECTUAL PROPERTY PURCHASE AGREEMENT

between

AIRBORNE WIRELESS NETWORK,
a Nevada corporation

and

APCENTIVE, INC.,
a Nevada corporation

dated as of

July 31, 2016

1

INTELLECTUAL PROPERTY PURCHASE AGREEMENT

This Intellectual Property Purchase Agreement (this "Agreement"), dated as of July 31, 2016, is entered into between Airborne Wireless Network, a Nevada corporation formerly named Ample-Tee, Inc.("Buyer"), and Apcentive, Inc., a Nevada corporation ("Seller").

RECITALS

WHEREAS, Seller owns that certain issued (i) patent as further described in Exhibit A attached to this Agreement and the provisions of which, by this reference, are made a part hereof, as though specified completely and specifically at length herein (the "Patent") and (ii) trademark as further described in Exhibit B attached to this Agreement and the provisions of which, by this reference, are made a part hereof, as though specified completely and specifically at length herein (the "Trademark"); and

WHEREAS, for convenience, the parties desire that the Patent and the Trademark, together, shall be referred to in this Agreement as the "Intellectual Property."

WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller, all the Intellectual Property, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, with the intent to be obligated legally and equitably, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The following terms have the meanings specified or referred to in this section:

"Action" means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

"Affiliate" of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Agreement" has the meaning set forth in the preamble specified above.

2

"Business Day" means any day except Saturday, Sunday or any other day on which commercial banks located in California are authorized or required by Law to be closed for business.

"Buyer" has the meaning set forth in the preamble specified above.

"Buyer Indemnitees" has the meaning set forth in Section 8.02.

"Closing" has the meaning set forth in Section 3.01.

"Closing Date" has the meaning set forth in Section 3.01.

"Code" means the Internal Revenue Code of 1986, as amended.

"Contracts" means all contracts, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

"Disclosure Schedules" means the Disclosure Schedules delivered by Seller and Buyer concurrently with the execution and delivery of this Agreement.

"Encumbrance" means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

"Governmental Authority" means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

"Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

"Intellectual Property"means the Patent and the Trademark, taken together.

"Intellectual Property Agreements" means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other Contracts (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral, relating to any of the Intellectual Property or any constituent part thereof to which Seller is a party, beneficiary or otherwise obligated.

3

"Intellectual Property Registrations" means those constituent parts of the Intellectual Property that are subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names and copyrights, issued and reissued patents and trademarks, as the case may be, and pending applications for any of the foregoing.

"Knowledge of Seller or Seller's Knowledge" or any other similar knowledge qualification, means the actual or constructive knowledge of any director or officer of Seller, after due inquiry.

"Law" means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

"Liabilities" means liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

"Losses" means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys' fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that "Losses" shall not include punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party.

"Material Adverse Effect" means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the value of the Intellectual Property, or any constituent part thereof, (b) the ability of Seller to consummate the transaction contemplated hereby on a timely basis, or (c) that creates an Encumbrance on the Intellectual Property, or any constituent part thereof.

"Material Contracts" has the meaning set forth in Section 4.04.

"Party or Parties" means the one or all of the parties as defined in the preamble.

"Patent" means that certain patent described in Exhibit A to this Agreement.

"Permits" means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

"Person" means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

4

"Purchase Consideration" has the meaning set forth in Section 2.02.

"Representative" means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

"Securities Act" means the Securities Act of 1933, as amended. "Seller" has the meaning set forth in the preamble specified above. "Stock Payment" has the meaning set forth in Section 2.02.

"Taxes" means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, documentary, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

"Tax Return" means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Third Party Claim" means assertion or commencement of any Action made or brought by any Person who is not a Party to this Agreement or an Affiliate of a Party to this Agreement or a Representative of the foregoing.

"Trademark" means that certain trademark described more particularly in Exhibit B to this Agreement.

ARTICLE II

PURCHASE AND SALE

Section 2.01 Purchase and Sale of the Intellectual Property. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of any Encumbrances, all of Seller's right, title and interest in, to and under all of the Intellectual Property, including, without limitation, the following:

(a) all common law rights and registrations and applications;

(b) all rights of any kind whatsoever of Seller accruing pursuant to applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world;

5

(c) any and all royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to the Intellectual Property, or any constituent part thereof; and

(d) any and all claims and causes of action, with respect to any of the foregoing, whether accruing before, on or after the Closing Date, including all rights to any claims for damages, restitution and injunctive and other legal and equitable relief for past, present and future infringement, misappropriation, violation, misuse, breach or default, with the right, but not the obligation, to sue for legal and equitable relief and to collect or otherwise recover, any damages from infringement of the Intellectual Property, or any constituent part thereof.

Section 2.02 Purchase Consideration. The consideration for the Intellectual Property shall be, hereby is:

(a) forty million (40,000,000) shares of Buyer's $0.001 par value common stock (the "Stock Payment"); and

(b) cash in an amount equal to 1.5% of the net cash revenue received by the Buyer from the marketing, sale, promotion, distribution and other exploitation of the Patent, which cash shall be paid on a calendar quarter basis; and each such payment shall be paid by Buyer to Seller no later than 30 calendar days following the last day of the calendar quarter for which such payment is due and payable.

Section 2.03 Third Party Consents. To the extent that Seller's rights under any Contract or Permit constituting a constituent part of the Intellectual Property, may not be assigned to Buyer without the consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, Seller at its expense, shall use its reasonable best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer's rights under the constituent part of the Intellectual Property in question so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law and the constituent part of the Intellectual Property, shall act after the Closing as Buyer's agents in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by Law and the constituent part of the Intellectual Property, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer. Notwithstanding any provision in this Section 2.03 to the contrary, Buyer shall not be deemed to have waived its rights under Section 7.02(d) hereof unless and until Buyer either provides written waivers thereof or elects to proceed to consummate the transaction contemplated by this Agreement at Closing.

6

ARTICLE III

CLOSING

Section 3.01 Closing. Subject to the terms and conditions of this Agreement, the consummation of the transaction contemplated by this Agreement (the "Closing") shall take place at the office of the Buyer, 4115 Guardian Street, Suite C, Simi Valley, California at 10:00 A.M. local time, on the Business Day after all of the conditions to Closing set forth in Article VII are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time, date or place as Seller and Buyer may mutually agree upon in writing. The date on which the Closing is to occur is herein referred to as the "Closing Date."

Section 3.02 Closing Deliverables.

(a) At the Closing, Seller shall deliver to Buyer the following:

(i) This Agreement executed by Seller;

(ii) An Intellectual Property Assignment Agreement (the "Assignment Agreement") in substantially the same form as attached hereto as Exhibit C signed by Seller; and

(iii) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement.

(b) At the Closing, Buyer shall deliver to Seller the following:

(i) This Agreement executed by Buyer;

(ii) The Assignment Agreement signed by Buyer;

(iii) Forty million (40,000,000) shares of Buyer's $0.001 par value common stock; and

(iv) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Seller, as may be required to give effect to this Agreement.

7

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the correspondingly numbered section of the Disclosure Schedules, Seller represents and warrant to Buyer that the statements contained in this Article IV are true and correct as of the date hereof.

Section 4.01 Organization and Authority of Seller. Seller is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full right, power and authority to enter into and to consummate the transaction contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and performance by Seller of the transaction contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of such Seller. Each of the closing deliverables set forth in Section 3 to which it is a party, as applicable, has been duly executed by Seller, and when delivered by Seller in accordance with the terms hereof, will constitute the valid and legally binding obligation of Seller, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

Section 4.02 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the other closing deliverables set forth in Section 3 for which it is a party, as applicable, and the consummation of the transaction contemplated hereby, do not and will not (a) conflict with or result in a violation or breach of, or default under, any provision of the Articles of Incorporation, bylaws or other organizational documents of Seller; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller or the Intellectual Property, or any constituent part thereof; (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any Party the right to accelerate, terminate, modify or cancel any Contract or Permit to which Seller is a party or by which Seller, is obligated or to which any of the Intellectual Property, or any constituent part thereof is subject; or (d) result in the creation or imposition of any Encumbrances on the Intellectual Property, or any constituent part thereof. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller in connection with the execution and delivery of this Agreement or any of the other closing deliverables set forth in Section 3, and the consummation of the transaction contemplated hereby other than such actions which the failure of which would not result in a Material Adverse Effect.

Section 4.03 Liabilities. Except for the guaranteed funding obligation, which is specified more particularly in Section 6.5, Seller has no Liabilities with respect to the Intellectual Property, or any constituent part thereof.

8

Section 4.04 Material Contracts. Section 4.04 of the Disclosure Schedules lists each of the Contracts (x) by which the Intellectual Property, or any constituent part thereof are obligated or affected or (y) to which Seller is a party or by which it is obligated in connection with the Intellectual Property, or any constituent part thereof ("Material Contracts").

Section 4.05 Title to Intellectual Property. Seller, has good and valid title to all of the Intellectual Property, and the constituent parts thereof. All of the Intellectual Property, and the constituent parts thereof are free and clear of Encumbrances.

Section 4.06 Intellectual Property.

(a) All required filings and fees related to the registration of the Intellectual Property have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Intellectual Property Registrations are otherwise in good standing. Seller has provided Buyer with true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all Intellectual Property Registrations.

(b) Section 4.06(b) of the Disclosure Schedules lists all Intellectual Property Agreements. Seller has provided Buyer with true and complete copies of all such Intellectual Property Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each Intellectual Property Agreement is valid and obligates Seller in accordance with its terms and is in full force and effect. Seller, and to Seller's knowledge, no other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of breach or default of or any intention to terminate, any Intellectual Property Agreement. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Intellectual Property Agreement or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.

(c) Seller is the sole and exclusive legal and beneficial, and with respect to the Intellectual Property Registrations, record owner of all right, title and interest in and to the Intellectual Property, and each constituent part thereof, and has the valid right to use all the Intellectual Property, and each constituent part thereof, as currently used, in each case, free and clear of Encumbrances. Without limiting the generality of the foregoing, Seller has entered into binding, written agreements with each of its current and former employees, and with every current and former independent contractor, whereby such employees and independent contractors (i) assign to Seller any ownership interest and right they may have in the Intellectual Property, and each constituent part thereof; and (ii) acknowledge Seller's ownership of the Intellectual Property, and each constituent part thereof.

(d) Seller's rights in the Intellectual Property, and each constituent part thereof, are valid, subsisting and enforceable. Seller has taken all reasonable steps to maintain the Intellectual Property, and each constituent part thereof, and to protect and preserve the confidentiality of all trade secrets included in the Intellectual Property, and each constituent part thereof, including requiring all Persons having access thereto to execute written non-disclosure agreements.

9

(e) The Intellectual Property licensed under the Intellectual Property Agreements as currently or formerly owned, licensed or used by Seller, has not infringed, misappropriated, diluted or otherwise violated, and have not, do not and will not infringe, dilute, misappropriate or otherwise violate, the intellectual property or other rights of any Person. No Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, the Intellectual Property, or any constituent part thereof.

(f) There are no Actions (including any oppositions, interferences or re- examinations) settled, pending or threatened (including in the form of offers to obtain a license) (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property, or any constituent part thereof, by any Person; (ii) challenging the validity, enforceability, registrability or ownership of any of the Intellectual Property, or any constituent part thereof, or Seller's rights thereunder; or (iii) by Seller or any other Person alleging any infringement, misappropriation, dilution or violation by any Person of the Intellectual Property, or any constituent part thereof. Seller is not subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or would restrict or impair the use the Intellectual Property, or any constituent part thereof.

Section 4.07 Legal Proceedings; Governmental Orders. There are no Actions pending or, to Seller's Knowledge, threatened against or by Seller (a) relating to or affecting the Intellectual Property, or any part thereof; or (b) that challenge or seek to prevent, enjoin or otherwise delay the transaction contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 4.08 Compliance With Laws; Permits. Seller has complied, and is now complying, with all Laws applicable to the ownership and use of the Intellectual Property, and its constituent parts. All Permits required for Seller for the ownership and use of the Intellectual Property, and its constituent parts, have been obtained by Seller and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Section 4.08 of the Disclosure Schedules lists all current Permits issued to Seller which are related to the ownership and use of the Intellectual Property, and its constituent parts, including the titles of the Permits and their respective dates of issuance and expiration. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 4.08 of the Disclosure Schedules.

Section 4.09 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transaction contemplated by this Agreement or any other transaction document based upon arrangements made by or on behalf of Seller.

Section 4.10 Stock Payment and Subsequent Stock Payment Acquired Entirely for Own Account. Except as has been disclosed to Buyer, Seller is acquiring shares constituting the Stock Payment and the Subsequent Stock Payment (defined hereinafter), if made, for Seller's own account, and not as a nominee or agent.

10

Section 4.11 Restricted Securities. Seller understands that the shares constituting the Stock Payment and the Subsequent Stock Payment, if made, have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Seller's representations as expressed herein. Seller understands that the shares constituting the Stock Payment are "restricted securities" under applicable federal and state securities laws and that, pursuant to these laws, Seller must hold those shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

Section 4.12 Seller's Status. At the time such Seller was offered the Stock Payment and the Subsequent Stock Payment, if made, Seller was, and as of the date hereof it is an "accredited investor," as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act and as modified or amended from time to time.

Section 4.13 Full Disclosure. No representation or warranty by Seller in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Except as set forth in the Disclosure Schedules, Buyer represents and warrants to Seller that the statements contained in this Article V are true and correct as of the date hereof.

Section 5.01 Organization of Buyer. Buyer is entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full right, power and authority to enter into and to consummate the transaction contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by Buyer of the transaction contemplated by this Agreement have been duly authorized by all necessary action on the part of Buyer. Each of the closing deliverables contained in Section 3 to which it is a party has been duly executed by Buyer, and when delivered by such Buyer in accordance with the terms hereof, will constitute the valid and legally binding obligation of Buyer, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

11

Section 5.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the deliverables contained in Section 3 to which it is a party, and the consummation of the transaction contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Articles of Incorporation, bylaws or other organizational documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) except as set forth in Section 5.02 of the Disclosure Schedules, require the consent, notice or other action by any Person under any Contract to which Buyer is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby and such consents, approvals, Permits, Governmental Orders, declarations, filings or notices other than such actions which the failure of which would not result in a Material Adverse Effect.

Section 5.03 Approval of Stock Payment. The Stock Payment is duly authorized and, when issued in accordance with the terms hereunder, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by Buyer other than restrictions on transfer.

Section 5.04 Private Placement. Assuming the accuracy of Seller's representations and warranties set forth in Article IV, no registration under the Securities Act is required for the offer and issuance of the Stock Payment by Buyer to Seller, as contemplated hereby.

ARTICLE VI

COVENANTS AND OTHER AGREEMENTS

Section 6.01 Conduct Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), Seller shall (i) preserve and maintain all Permits required for the ownership and use of the Intellectual Property; (ii) defend and protect the constituent parts of the Intellectual Property from infringement or usurpation; and (iii) not take or permit any action that would cause a Material Adverse Effect to occur.

Section 6.02 Access to Information. From the date hereof until the Closing, Seller shall (a) afford Buyer and its Representatives full and free access to and the right to inspect the Intellectual Property; and (b) instruct the Representatives of Seller to cooperate with Buyer in its investigation of the Intellectual Property. Any investigation pursuant to this Section 6.02 shall be conducted in such manner as not to interfere unreasonably with the conduct of the operations of Seller. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement.

12

Section 6.03 Governmental Approvals and Consents. Each Party shall, use reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the closing deliverables contained in Section 3.02. Each Party shall cooperate fully with the other Party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals. Seller and Buyer shall use reasonable best efforts to give all notices to, and obtain all consents from, all third parties, if any, required to consummate the transaction contemplated by this Agreement and the closing deliverables contained in Section 3.

Section 6.04 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other closing deliverables contained in Section 3 shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees.

Section 6.05 Guaranteed Funding Regarding Intellectual Property.

(a) During that year which commences on Closing Date ("Year One"), Buyer shall spend or cause to be spent the principal amount of $1,000,000 for matters related to the Intellectual Property.

(b) During that year which commences on the date immediately after the date of expiration of Year One ("Year Two"), Buyer shall spend or cause to be spent the principal amount of $2,000,000 for matters related to the Intellectual Property.

(c) During that year which commences on the date immediately after the date of expiration of Year Two, Buyer shall spend or cause to be spent the principal amount of $5,000,000 for matters related to the Intellectual Property.

(d) In the event that Buyer does not spend the cumulative amounts specified above by the end of Year Three, Buyer shall issue to Seller twenty million (20,000,000) shares of Buyer's $0.001 par value common stock (the "Subsequent Stock Payment").

Section 6.06 Transfer Restrictions. The Stock Payment may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Stock Payment other than pursuant to an effective registration statement, Buyer may require the transferor thereof to provide to Buyer an opinion of counsel selected by the transferor and reasonably acceptable to Buyer, the form and substance of which opinion shall be reasonably satisfactory to Buyer, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Seller under this Agreement.

13

Section 6.07 Further Assurances. Subsequent to the Closing, each of the Parties shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transaction contemplated by this Agreement and the closing deliverables contained in Section 3.

Section 6.08 Power of Attorney. By executing this Agreement, Seller hereby irrevocably makes, constitutes, appoints and grants to Buyer, with full power and authority, to act as its true and lawful representative and attorney-in-fact, in its name, place and stead, to execute, acknowledge, deliver, swear to, file and record (a) the Assignment Agreement; and (b) all other instruments or documents not inconsistent with the terms of this Agreement and the Assignment Agreement which may be required by law to be filed on behalf of Buyer. Seller hereby empowers Buyer as attorney-in-fact acting pursuant hereto to determine in its sole discretion the time when, purpose for and manner in which any power herein conferred upon it shall be exercised, and the conditions, provisions and covenants of any instruments or documents which may be executed by it pursuant hereto. The power of attorney granted herein shall be deemed to be an irrevocable power coupled with an interest, in recognition of the fact that Seller, upon acceptance by Buyer of this Agreement, shall be relying upon the power of Buyer to act as contemplated by this Agreement and the Assignment Agreement, and such power of attorney will survive, and not be affected by, Seller's subsequent bankruptcy, death, incapacity, incompetence, insanity, disability, liquidation or dissolution.

ARTICLE VII

CONDITIONS TO CLOSING

Section 7.01 Conditions to Obligations of All Parties. The obligations of each Party to consummate the transaction contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a) Delivery of all of the closing deliverables contained in Section 3.

(b) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transaction contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transaction or causing the transaction contemplated hereunder to be rescinded following completion thereof.

(c) All third party consents, authorizations, orders and approvals, if any, shall have been received.

14

Section 7.02 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transaction contemplated by this Agreement shall be subject to the fulfillment or Buyer's waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of Seller shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b) Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other closing deliverables contained in Section 3 to be performed or complied with it prior to or on the Closing Date;

(c) No Action shall have been commenced against Buyer or Seller which would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.

(d) All approvals, consents and waivers required, if any, required by Seller shall have been received, and executed counterparts thereof shall have been delivered to Buyer at or prior to the Closing.

(e) From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.

(f) Seller shall have delivered to Buyer duly executed counterparts to the applicable closing deliverables set forth in Section 3.

(g) Seller shall have delivered to Buyer such other documents or instruments as Buyer reasonably requests and are reasonably necessary to consummate the transaction contemplated by this Agreement.

Section 7.03 Conditions to Obligations of Seller. The obligations of Seller to consummate the transaction contemplated by this Agreement shall be subject to the fulfillment or Seller's waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of Buyer shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

15

(b) Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other closing deliverables contained in Section 3 to be performed or complied with by it prior to or on the Closing Date;

(c) No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any material transaction contemplated hereby.

(d) All approvals, consents and waivers required, if any, required by Buyer shall have been received, and executed counterparts thereof shall have been delivered to Seller at or prior to the Closing.

(e) Buyer shall have delivered to Seller duly executed counterparts to the applicable closing deliverables contained in Section 3.

(f) Buyer shall have delivered Stock Payment pursuant to Section 3.02.

(g) Buyer shall have delivered to Seller such other documents or instruments as Seller reasonably requests and are reasonably necessary to consummate the transaction contemplated by this Agreement.

ARTICLE VIII

INDEMNIFICATION

Section 8.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is the later of five years from the Closing Date or the expiration of any applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching Party to the breaching Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

16

Section 8.02 Indemnification By Seller. Subject to the other terms and conditions of this Article VIII, Seller shall indemnify and defend each of Buyer and its Affiliates and their respective Representatives (collectively, the "Buyer Indemnitees") against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement, the other closing deliverables contained in Section 3 or in any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement, the other closing deliverables contained in Section 3 or any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement;

ARTICLE IX

TERMINATION

Section 9.01 Termination. This Agreement may be terminated at any time prior to the Closing in the event that (i) there shall be any Law that makes consummation of the transaction contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transaction contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

Section 9.02 Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto except:

(a) as set forth in this Article IX and Article X hereof; and

(b) that nothing herein shall relieve any Party hereto from liability for any willful breach of any provision hereof.

ARTICLE X

MISCELLANEOUS

Section 10.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transaction contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

17

Section 10.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile transmission or electronic transmission (email) of a PDF document (with confirmation of such transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the 3rd day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.01):

If to Buyer:	Airborne Wireless Network 4115 Guardian Street Suite C Simi Valley, California 93063 Attention: J. Edward Daniels

If to Seller:	Apcentive, Inc. 19051 Goldenwest St. # 106-440 Huntington Beach, California 92648 Attention: Robert B. Harris, President

Section 10.03 Interpretation. For purposes of this Agreement, (a) the words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto" and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 10.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transaction contemplated hereby be consummated as originally contemplated to the greatest extent possible.

18

Section 10.06 Entire Agreement. This Agreement and the other applicable closing deliverables contained in Section 3 constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other closing deliverable contained in Section 3, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 10.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.

Section 10.08 No Third-party Beneficiaries. Except as provided in Article VIII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 10.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule.

19

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER CLOSING DELIVERABLES CONTAINED IN SECTION 3.02, OR THE TRANSACTION CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE CENTRAL DISTRICT OF CALIFORNIA OR THE COURTS OF THE STATE OF CALIFORNIA IN EACH CASE LOCATED IN THE CITY OF LOS ANGELES AND COUNTY OF LOS ANGELES AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER CLOSING DELIVERABLES CONTAINED IN SECTIO N3 IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CLOSING DELIVERABLES CONTAINED IN SECTION 3.02, OR THE TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10(c).

Section 10.11 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 10.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

20

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Airborne Wireless Network

By:	/s/ J. Edward Daniels
Name:	J. Edward Daniels
Title:	President

Apcentive, Inc.

By:	/s/ Robert B. Harris
Name:	Robert B. Harris
Title:	President

21